Exhibit 99.1

RRD ANNOUNCES EXPIRATION OF ITS CONSENT SOLICITATION FOR ITS 2029 DEBENTURES

CHICAGO, Illinois, February 23, 2022 — R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”) today announced the expiration of its previously announced solicitation of consents (the “Consent Solicitation”) from holders of its 6.625% Debentures due 2029 (the “Debentures”) to adopt certain proposed amendments to the reporting covenant of the indenture governing the Debentures (the “Proposed Amendments”). The Consent Solicitation expired at 5:00 p.m., New York City time, on February 23, 2022 (the “Expiration Date”). The Consent Solicitation is subject to the terms and conditions set forth in the consent solicitation statement, dated January 20, 2022 (the “Consent Solicitation Statement”). As of the Expiration Date, the Company did not receive the requisite consents needed to adopt the Proposed Amendments, and the Consent Solicitation has expired.

This news release does not constitute a solicitation of consents with respect to the Debentures, and the Consent Solicitation with respect to the Debentures is only being made pursuant to the terms of the Consent Solicitation Statement. The Consent Solicitation is not being made to, and consents are not being solicited from, holders of Debentures in any jurisdiction in which it is unlawful to make such consent solicitation or grant such consent.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With 25,000 clients and 32,000 employees across 28 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed acquisition of the Company by affiliates of Chatham Asset Management, LLC (the “Merger”). These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Merger and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) impediments to the completion of the Merger on anticipated terms and timing, including obtaining required stockholder and regulatory approvals and the satisfaction of other conditions to the completion of the Merger; (ii) significant transaction costs associated with the Merger; (iii) potential litigation relating to the Merger, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Merger will harm the Company’s business, including current plans and operations; (v) the ability of the Company to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; (vii) legislative, regulatory and economic developments affecting the Company’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which the Company operates; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) continued availability of capital and financing and rating agency actions; (xiii) the ability of affiliates of Chatham Asset Management, LLC to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring the Company to pay expense reimbursements to affiliates of Chatham Asset Management, LLC under the Agreement and Plan of Merger entered into on December 14, 2021; (xv) unpredictability and severity of catastrophic events, including acts of terrorism, outbreak of war or hostilities, civil unrest, adverse climate or weather events or the COVID-19 pandemic or other public health emergencies, as well as the Company’s response to any of the aforementioned factors; (xvi) competitive responses to the Merger; (xvii) the risks and uncertainties pertaining to the Company’s business, including those detailed under the heading “Risk Factors” and elsewhere in the Company’s public filings with the U.S. Securities and Exchange Commission; and (xviii) the risks and uncertainties described in the proxy statement filed in connection with the Merger (the “Proxy Statement”). These risks, as well as other risks associated with the Merger are more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors presented in the Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity or ability to consummate the Merger. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to and disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Attn.: Johan Nystedt

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